EXHIBIT 5.1


                                                             January 28, 1997


Pharmaceutical Formulations, Inc.
460 Plainfield Avenue
Edison, NJ 08818

Ladies & Gentlemen:

              We have acted as counsel to Pharmaceutical Formulations, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the proposed issuance of up to 400,000 (the "Shares") of the Common Stock, $0.08 par value (the "Common Stock") of the Company, to be sold by a stockholder of the Company as described under the caption "Selling Stockholder in the Prospectus forming a part of the Registration Statement."

              As such counsel, we have examined copies of the Certificate of Incorporation and ByLaws of the Company, each as amended to the date hereof, the Registration Statement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents, and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

              Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

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Pharmaceutical Formulations, Inc.
January 28, 1997
Page 2


                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


                                              Very truly yours,

                                              /s/ Stroock & Stroock & Lavan LLP
                                              STROOCK & STROOCK & LAVAN LLP